EXHIBIT 10.5

LOCK-UP AGREEMENT

May ______, 2019

M Partners Inc.

70 York Street, Suite 1500

Toronto, Ontario

M5J 1S9

PI Financial Corp.

1900 – 666 Burrard Street

Vancouver, British Columbia

V6C 2N1

Ladies and Gentlemen:

The undersigned understands that Body and Mind Inc. (the “Company”) has entered into an agency agreement (“Agency Agreement”) with M Partners Inc. (the “Lead Agent”) and PI Financial Corp. (collectively with the Lead Agent, the “Agents” and each individually an “Agent”), pursuant to which the Agents agreed to offer units of the Company for sale on a commercially reasonable “best efforts” basis without underwriting liability (the “Offering”). The execution and delivery by the undersigned of this agreement (“Lock-Up Letter Agreement”) is a condition to the closing of the Offering.

In consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees not to, directly or indirectly, offer, pledge, sell or agree to sell, grant any option, right or warrant to purchase or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership (or announce any intention to do any of the foregoing), more than 10% of the undersigned’s common shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire common shares or other equity securities of the Company (other than (i) the exercise of stock options and other similar issuances pursuant to the share incentive plans of the Company and other share compensation arrangements and (ii) the exercise of outstanding warrants, in either case, beneficially owned or controlled by the undersigned as of the date of hereof) (collectively, the “Subject Securities”) for a period of 120 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Lead Agent, such consent not to be unreasonably withheld or delayed. Notwithstanding the restrictions on transfers described above, during the Lock-Up Period, the undersigned may transfer the Subject Securities without the prior written consent of the Lead Agent, acting on behalf of the Agents, in connection with the tendering of the Subject Securities pursuant to a take-over bid (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids), or any other bona fide transaction, including, without limitation, a merger, amalgamation or arrangement, made to all holders of the Subject Securities and involving a change of control of the Company, provided that in the event the take-over bid or other transaction is not completed, the Subject Securities shall remain subject to the restrictions contained in this Lock-Up Letter Agreement. For avoidance of doubt, any common shares acquired by the undersigned pursuant to the exercise of options or warrants within the Lock-Up Period shall be subject to the above noted lock-up restrictions.

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement of this Lock-Up Letter Agreement. This Lock-Up Letter Agreement is irrevocable and shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia, without reference to conflicts of laws.

This Lock-Up Letter Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Letter Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-up Letter Agreement has been entered into on the date first written above.

Yours truly,

Authorized Signatory

Name:

Title: